                                                                  EXHIBIT 10.33


                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (the "Guaranty") is given by LEISURE TIME TECHNOLOGY, INC., a Colorado corporation (the "Guarantor"), for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), with respect to the obligations of LEISURE BELLE CRUISE L.L.C. ("Borrower") to GE Capital. The Borrower has applied to GE Capital for a loan in the original principal amount of $1,500,000 ("Loan"). The Guarantor has requested GE Capital to make the Loan to the Borrower and, in consideration therefor and of the substantial direct and indirect benefits which it will derive therefrom, gives the following guaranty and indemnification to GE Capital.

         Section 1. The Guaranty. The Guarantor hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES: (a) the full and punctual payment when due of any and all sums now or hereafter owing by the Borrower to GE Capital as a result of or in connection with the Loan and all renewals, refinancings, extensions, substitutions, amendments, and modifications thereof, including, but not limited to, all amounts of principal, interest, penalties, reimbursements, advancements, escrows, and fees; (b) the timely, complete, continuous, and strict performance and observance by the Borrower of any and all of the terms, covenants, agreements and conditions contained in any and all existing or future documents, instruments, agreements, and writings of every kind, nature, type, and variety which evidence, reflect, embody, give rise to or secure any and all existing and future indebtedness, liabilities, and obligations of any kind of the Borrower to GE Capital as a result of or in connection with the Loan and (c) the payment upon demand of all costs and expenses incurred by GE Capital in connection with its enforcement of this Guaranty. As used in this Guaranty, the term "Obligations" shall refer to the obligations of payment, performance, and indemnification which the Guarantor has undertaken and assumed pursuant to this Guaranty, both as described in this Section and in other Sections of this Guaranty and the term "Loan Documents" shall refer to the Loan and Security Agreement dated the date hereof between GE Capital and the Borrower and all other documents executed and/or delivered in connection therewith evidencing, securing or guaranteeing the Loan.

         Section 2. Nature of the Guaranty. This Guaranty: (a) is (i) irrevocable; (ii) absolute and unconditional; (iii) direct, immediate and primary; and (iv) one of payment and not just collection; and (b) makes the Guarantor a surety to GE Capital and primarily liable with the Borrower.

         Section 3. Accuracy of Representations. The Guarantor hereby guaranties that each and every representation and warranty made by the Borrower or by the Guarantor to GE Capital, both before and after the date of this Guaranty, are and will continue to be true, correct, accurate, and complete, in all respects, and not knowingly misleading, and the Guarantor shall indemnify and hold GE Capital, its agents and employees, harmless from any and all losses, costs, or expenses which GE Capital may suffer, sustain or incur as a result of any representation or statement of the Borrower or of the Guarantor being false, incorrect, inaccurate, incomplete, or knowingly misleading.

         Section 4. Foreclosure Indemnification. In the event that any real or personal property secures either the Loan or the Obligations, and GE Capital or any affiliate of GE Capital acquires the same after a default by the Borrower or the Guarantor in full or partial satisfaction of the obligations of the Borrower to GE Capital or the Obligations, the Guarantor shall indemnify and hold GE Capital, its agents and employees, harmless from any and all losses, costs, or expenses which GE Capital, may sustain as a result of: (a) selling the real or personal property so acquired for less than the total sums owed with respect to the obligations of the Borrower to GE Capital or the Obligations, as the case may be; provided, however, that any such sale by GE Capital is done in a commercially reasonable manner, or (b) any action brought against GE Capital under ss. 548 or ss. 544(b) of the United States Bankruptcy Code, as amended, or other similar statutory provision, on the ground that the consideration paid by GE Capital for the real or personal property was not "reasonably equivalent value," within the contemplation of ss. 548 or ss. 544(b) of the United States Bankruptcy Code, as amended, or other similar statutory provision or "fair consideration," within the contemplation of any applicable state fraudulent conveyance or transfer law or was otherwise inadequate.

         Section 5. Reporting Requirements. The Guarantor shall deliver, or cause the Borrower to deliver, to GE Capital (a) as soon as available but in no event more than one hundred twenty (120) days after the end of each fiscal year of the Guarantor, the consolidated and consolidating financial statements of the Guarantor and its subsidiaries, prepared in accordance with generally accepted accounting principles ("GAAP"), all in reasonable detail and certified by independent certified public accountants of recognized standing selected by the Guarantor and acceptable to GE Capital; (b) as soon as available but in no event more than sixty (60) days after the end of each quarter of the Guarantor's fiscal year, the consolidated financial statements of the Guarantor and its subsidiaries for such quarter, prepared in accordance with GAAP and certified by the chief financial officer of the Guarantor; (c) as soon as available, all other statements filed with the Securities and Exchange Commission or any successor agency thereof; and (d) such other financial information as GE Capital may reasonably request from time to time.

         Section 6. GE Capital Need Not Pursue Other Rights Before Enforcing Guaranty. GE Capital shall be under no obligation to pursue its rights against the Borrower or any of the collateral of the Borrower securing the Loan or against any other guarantor or any other person that is now or hereafter liable upon or in connection with any of the obligations of the Guarantor or the Borrower to GE Capital or that has granted any lien or security interest to or for the benefit of GE Capital to secure any of the obligations of the Guarantor or the Borrower to GE Capital ("Other Obligor") or any collateral of any Other Obligor before pursuing its rights against the Guarantor.

         Section 7. Right of GE Capital to Act With Respect to the Borrower, Other Obligors, and Collateral. The Guarantor hereby assents to any and all terms and agreements between GE Capital and the Borrower or between GE Capital and any Other Obligor, and all amendments and modifications thereof, whether presently existing or hereafter made and whether oral or in writing. GE Capital may, without compromising, impairing, diminishing, or in any way releasing the Guarantor from the Obligations and without notifying or obtaining the prior approval of the Guarantor, at any time or from time to time: (a) waive or excuse any default by the Borrower or any Other Obligor, or delay in the exercise by GE Capital of any or all of GE Capital's rights or remedies with respect to such default; (b) grant extensions of time for payment or performance by the Borrower or any Other Obligor; (c) release, substitute, exchange, surrender, or add collateral of the Borrower or of any Other Obligor, or waive, release, or subordinate, in whole or in part, any lien or security interest held by GE Capital on any real or personal property securing payment or performance, in whole or in part, of the obligations of the Borrower or of any Other Obligor to GE Capital; (d) release the Borrower or any Other Obligor;
(e) apply payments made by the Borrower, or by any Other Obligor, to any sums owed by the Borrower or any Other Obligor to GE Capital, in any order or manner, or to any specific account or accounts, as GE Capital may elect; and
(f) modify, change, renew, extend, or amend, in any respect GE Capital's agreement with the Borrower or any Other Obligor, or any document, instrument, or writing embodying or reflecting the same.

         Section 8. Waivers by the Guarantor. The Guarantor hereby waives: (a) any and all notices whatsoever with respect to this Guaranty or with respect to any of the obligations of the Borrower to GE Capital, including, but not limited to, notice of: (i) GE Capital's acceptance hereof or GE Capital's intention to act, or GE Capital's action, in reliance hereon; (ii) the present existence or future incurring of any of the obligations of the Borrower to GE Capital or any terms or amounts thereof or any change therein; (iii) any default by the Borrower or any Other Obligor; and (iv) the obtaining or release of any guaranty or surety agreement, pledge, assignment, or other security for any of the obligations of the Borrower to GE Capital; (b) presentment and demand for payment of any sum due from the Borrower or any Other Obligor and protest of nonpayments; and (c) demand for performance by the Borrower or any Other Obligor.

         Section 9. Unenforceability of Obligations of the Borrower. This Guaranty shall be valid, binding, and enforceable even if the obligations of the Borrower to GE Capital which are guaranteed hereby are now or hereafter become invalid or unenforceable for any reason.

         Section 10. No Conditions Precedent. This Guaranty shall be effective and enforceable immediately upon its execution. The Guarantor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Guaranty exist as of the date of its execution and that the effectiveness and enforceability of this Guaranty are not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Guaranty.

         Section 11. Information Concerning the Borrower, Collateral, or Other Obligors. GE Capital shall have no present or future duty or obligation to discover or to disclose to the Guarantor any information, financial or otherwise, concerning the Borrower, any Other Obligor, or any collateral securing the obligations of the Borrower to GE Capital or of any Other Obligor to GE Capital. The Guarantor waives any right to claim or assert any such duty or obligation on the part of GE Capital. The Guarantor agrees to obtain all information which the Guarantor considers either appropriate or relevant to this Guaranty from sources other than GE Capital to the extent they exist and to become and remain at all times current and continuously apprised of all information concerning the Borrower, Other Obligors, and any collateral which is material and relevant to the Obligations of the Guarantor under this Guaranty.

         Section 12. Cumulative Liability. The liability of the Guarantor under this Guaranty shall be cumulative to, and not in lieu of, the Guarantor's liability under any other Loan document or in any capacity other than as the Guarantor hereunder.

         Section 13. Obligations Unconditional. The payment and performance of the Obligations shall be the absolute and unconditional duty and obligation of the Guarantor, and shall be independent of any defense or any rights of set-off, recoupment or counterclaim which the Guarantor might otherwise have against GE Capital, and the Guarantor shall pay and perform the Obligations, free of any deductions and without abatement, diminution or set-off; and until such time as the Obligations have been fully paid and performed, the Guarantor:
(a) shall not suspend or discontinue any payments provided for therein; (b) shall perform and observe all of the covenants and agreements contained in this Guaranty; and (c) shall not terminate or attempt to terminate this Guaranty for any reason. No delay by GE Capital in making demand on the Guarantor for satisfaction of the Obligations shall prejudice or in any way impair GE Capital's ability to enforce this Guaranty.

         Section 14. Defenses Against Debtor. The Guarantor waives any right to assert against GE Capital any defense (whether legal or equitable), claim, counterclaim, or right of set-off or recoupment which the Guarantor may now or hereafter have against the Borrower or any Other Obligor.

         Section 15. Covenants of Guarantor. Until all sums due by the Borrower and the Guarantor have indefeasibly been paid in full, the Guarantor hereby covenants that it will at all times maintain a ratio of Debt to Net Worth of not more than 5.5 to 1. For purposes hereof, "Debt" means total debt and other liabilities and "Net Worth" means shareholder equity, in each case as defined by general acceptable accounting principles applied on a consistent basis.

         Section 16. Events Authorizing Acceleration of the Obligations. If any of the following shall happen or occur, GE Capital, without notice or demand, may accelerate and call due the Obligations, even if GE Capital has not accelerated and called due the sums owed to GE Capital by the Borrower: (a) a default by the Borrower or any Other Obligor of any existing or future obligation owed by the Borrower or Other Obligor to GE Capital; (b) the failure of the Guarantor to perform any covenant or agreement contained in this Guaranty; (c) a default in any other agreement, instrument or document between the Guarantor, the Borrower or Other Obligor and GE Capital, or any corporate affiliate of GE Capital, whether previously, simultaneously, or hereafter entered into; (d) a material adverse change in the financial condition of the Guarantor, the Borrower or Other Obligor from that expressed in the financial statement most recently submitted to GE Capital prior to the date of this Guaranty, as determined in good faith by GE Capital in its sole discretion; (e) institution of bankruptcy, insolvency, reorganization or receivership proceedings by or against the Guarantor, the Borrower or Other Obligor in any state or federal court; (f) the appointment of a receiver, assignee, custodian, trustee or similar official under any federal or state insolvency or creditors' rights law for any property of the Guarantor, the Borrower or Other Obligor;
(g) any warranty, representation, or statement to GE Capital by or on behalf of the Guarantor, the Borrower or Other Obligor proving to have been incorrect in any material respect when made or furnished; (h) the occurrence of any event which is, or would be in the passage of time or the giving of notice or both, a default under any indebtedness of the Guarantor, the Borrower or Other Obligor to any person other than GE Capital; (i) any material loss, theft or substantial damage, not fully insured for the benefit of GE Capital, to any of the assets of the Guarantor, the Borrower or Other obligor, or the transfer or encumbrance of any material part of the assets of the Guarantor, the Borrower or Other Obligor other than in the ordinary course of business; (j) the entry of any final judgment against the Guarantor, the Borrower or Other Obligor for the payment of money in excess of $250,000 (to the extent not covered by insurance) and such judgment is not satisfied or, if appealed, bonded off within thirty (30) days thereafter; (k) the levy upon or attachment of any assets of the Guarantor, the Borrower or Other Obligor and such levy or attachment is not released or bonded off within thirty (30) days of the date thereof; (l) the recordation of any federal, state or local tax lien against the Guarantor, the Borrower or Other Obligor that is not satisfied or bonded over within thirty (30) days thereafter; (m) a change of ownership, merger or consolidation of the Borrower or Other Obligor or the dissolution, liquidation or reorganization of the Guarantor, the Borrower or any Other Obligor; or (n) the failure of the Guarantor, the Borrower or Other Obligor to furnish to GE Capital such financial information as GE Capital may reasonably request from time to time and such failure shall continue unremedied for a period of ten (10) days thereafter.

         Section 17. Expenses of Collection and Attorney's Fees. The Guarantor shall pay all reasonable costs and expenses incurred by GE Capital in collecting sums due under this Guaranty, including, without limitation, the costs of any lien, judgment or other record searches, appraisals, travel expenses and the like. In addition, if this Guaranty is referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Guarantor shall pay all of GE Capital's costs, fees (including, but not limited to, GE Capital's reasonable attorneys' fees, charges and expenses) and all other expenses resulting from such referral (to the extent not prohibited by law).

         Section 18. Interest Rate After Judgment. If judgment is entered against the Guarantor on this Guaranty, the amount of such judgment (which may include principal, interest, charges, fees and costs) shall bear interest to the extent permitted by applicable law at the higher of the default interest rate set forth in the Loan Documents, as determined on the date of the entry of the judgment, or the legal rate of interest then applicable to judgments in the jurisdiction in which judgment was entered.

         Section 19. Enforcement During Bankruptcy. Enforcement of this Guaranty shall not be stayed or in any way delayed, as a result of the filing of a petition under the United States Bankruptcy Code, as amended, or other similar statutory scheme, by or against the Borrower. Should GE Capital be required to obtain an order of the United States Bankruptcy Court or other court of competent jurisdiction to begin enforcement of this Guaranty after the filing of a petition under the United States Bankruptcy Code, as amended, or other similar statutory scheme, by or against the Borrower, the Guarantor hereby consents to this relief and agrees to file or cause to be filed all appropriate pleadings to evidence and effectuate such consent and to enable GE Capital to obtain the relief requested.

         Section 20. Remedies Cumulative. All of GE Capital's rights and remedies shall be cumulative and any failure of GE Capital to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

         Section 21. Discharge of Guaranty. This Guaranty shall not be discharged and the Guarantor shall not be released from liability until all Obligations have been satisfied in full and the satisfaction of the Obligations is not subject to challenge or contest. If all or any portion of the Obligations are satisfied and GE Capital is required for any reason to pay to any person the sums used to satisfy the Obligations, the Obligations shall remain in effect and enforceable to the extent thereof.

         Section 22. Termination. This Guaranty may be terminated only in writing by GE Capital and upon such terms and conditions as GE Capital may impose.

         Section 23. Rights of Subrogation, Etc. In the event the Guarantor pays any sum to or for the benefit of GE Capital pursuant to this Guaranty, the Guarantor shall have no right of contribution, indemnification, exoneration, reimbursement, subrogation or other right or remedy against or with respect to the Borrower, any Other Obligor, or any collateral, whether real, personal, or mixed, securing the obligations of the Borrower to GE Capital or the obligations of any Other Obligor until such time as the Borrower and/or the Guarantor have indefeasibly paid in full all sums due GE Capital.

         Section 24. Subordination of Certain Indebtedness. If the Guarantor has advanced or hereafter advances any sums to the Borrower or its successors or assigns or if the Borrower or its successors or assigns is now or shall hereafter become indebted to the Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts now and hereafter due and owing to GE Capital by the Borrower.

         Section 25. Setoff. GE Capital shall have the right to setoff and apply against the Obligations any sums of the Guarantor at any time on deposit with GE Capital whether such deposits are general or special, time or demand, provisional or final, and the Guarantor hereby pledges and grants to GE Capital a security interest in all such deposits.

         Section 26. Choice of Law. The laws of the State of New York (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this Guaranty and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this Guaranty and its various provisions and the consequences and legal effect of all transactions and events which resulted in the issuance of this Guaranty or which occurred or were to occur as a direct or indirect result of this Guaranty having been executed.

         Section 27. Consent to Jurisdiction; Agreement as to Venue. The Guarantor irrevocably consents to the non-exclusive jurisdiction of the federal and state courts located in the State of New York. The Guarantor agrees that venue shall be proper in any such courts. The Guarantor hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Guaranty by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Guarantor. The Guarantor irrevocably agrees that such service shall be deemed to be service of process upon the Guarantor in any such suit, action, or proceeding. Nothing in this Section shall affect the right of GE Capital to serve process in any manner otherwise permitted by law and nothing in this Section will limit the right of GE Capital otherwise to bring proceedings against the Guarantor in the courts of any jurisdiction or jurisdictions.

         Section 28. Actions Against GE Capital. Any action brought by the Guarantor against GE Capital which is based, directly or indirectly, on this Guaranty or any matter in or related to this Guaranty, including, but not limited to, the obligations of the Borrower to GE Capital, or the administration, collection, or enforcement thereof, shall be brought only in the federal or state courts of the State of New York. The Guarantor shall not file a counterclaim against GE Capital in a suit brought by GE Capital against the Guarantor in a state other than the State of New York unless under the rules of procedure of the court in which GE Capital brought the action the counterclaim is mandatory, and not merely permissive, and will be considered waived unless filed as a counterclaim in the action instituted by GE Capital. The Guarantor agrees that any forum other than the State of New York is an inconvenient forum and that a suit brought by the Guarantor against GE Capital in a court of any state other than the State of New York should be forthwith dismissed or transferred to a court located in the State of New York by that court.

         Section 29. Invalidity of any Part. If any provision or part of any provision of this Guaranty shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Guaranty, and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

         Section 30. Amendment or Waiver. This Guaranty may be amended only be a writing duly executed by the Guarantor and GE Capital. No waiver by GE Capital of any of the provisions of this Guaranty or any of the rights or remedies of GE Capital with respect hereto shall be effective or enforceable unless in writing.

         Section 31. Binding Nature. This Guaranty shall inure to the benefit of and be enforceable by GE Capital and GE Capital's successors and assigns and any other person to whom GE Capital may grant an interest in the obligations of the Borrower to GE Capital, and shall be binding upon and enforceable against the Guarantor and the Guarantor's successors and permitted assigns.

         Section 32. Assignability. This Guaranty or any interest herein may be assigned by GE Capital, at any time or from time to time and upon the Guarantor's receipt of notice thereof, the Guarantor shall acknowledge and consent to the same in writing.

         Section 33. Notices. Any notice or demand required or permitted by or in connection with this Guaranty, without implying the obligation to provide any notice or demand, shall be in writing at the address set forth below or to such other address as may be hereafter specified by written notice to GE Capital by the Guarantor. Any such notice or demand shall be deemed to be effective as of the date of hand delivery or facsimile transmission, one (1) day dispatch if sent by telegram, mailgram, overnight delivery, express mail or federal express, or five (5) days after mailing if sent by first class mail with postage prepaid.

         Section 34. Final Agreement. This Guaranty contains the final and entire agreement between GE Capital and the Guarantor with respect to the guaranty by the Guarantor of the Borrower's obligations to GE Capital. There are no separate oral or written understandings between GE Capital and the Guarantor with respect thereto.

         Section 35. Tense, Gender, Defined Terms, Captions. As used herein, the plural shall refer to and include the singular, and the singular, the plural, and the use of any gender shall include and refer to any other gender. If more than one person has executed this Guaranty, the term "Guarantor" shall mean all such persons collectively or any one or more of such persons individually or collectively, as the case may be and as the context may require. All captions are for the purpose of convenience only.

         Section 36. Seal and Effective Date. This Guaranty is an instrument executed under seal and is effective and enforceable as of the date set forth below, independent of the date of actual execution.

         SECTION 37. WAIVER OF TRIAL BY JURY. THE GUARANTOR HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, ANY AMOUNTS SECURED HEREBY, ANY DEALINGS BETWEEN THE GUARANTOR AND GE CAPITAL RELATING TO THE SUBJECT MATTER OF THIS GUARANTY OR ANY RELATED TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING,

AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by one of its duly authorized officers as of the 17 day of December, 1998.

WITNESS:                                    LEISURE TIME TECHNOLOGY, INC.






                                            By: /s/                      (SEAL)
                                               --------------------------------
                                               Address:

                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

                                               Attn:
                                                    ---------------------------
                                               Facsimile No.:
                                                            -------------------